                                                                     Exhibit 3.5

                              CERTIFICATE OF MERGER

                                       OF

                            MARCO ACQUISITION I, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                              MARCO HI-TECH JV LTD.
                             A NEW YORK CORPORATION

                Under Section 904 of the Business Corporation Law

          The undersigned Keith Andrews being the president and the secretary of
Marco Acquisition I, Inc., a Delaware  corporation,  and Reuben Seltzer and Alan
Kestenbaum  being  respectively  the president and secretary of Marco Hi-Tech JV
Ltd., a New York corporation, hereby certify:

     1.   (a)  The name of each constituent corporation is as follows:

               Marco Acquisition I, Inc. (DE)
               Marco Hi-Tech JV Ltd. (NY)

          (b)  The name of the  surviving  corporation  is Marco Hi-Tech JV Ltd.
and  following  the merger its name shall be Marco Hi-Tech JV Ltd.

     2.   As to each  constituent  corporation,  the  designation  and number of outstanding shares of each class and series and the voting rights thereof are:

                                                                                        Shares
                                   Designation and                                      entitled to
                                   number of shares or         Class or Series          vote as a class
Name of Corporation                series outstanding          entitled to vote         or series
-------------------------------    ------------------------    ---------------------    ------------------

Marco Acquisition I, Inc.          Common Stock, 100           Common Stock             N/A
                                   shares outstanding

Marco Hi-Tech JV Ltd.              Common Stock, par           Common Stock             N/A
                                   value $0.01 per share,
                                   10,572,303.63 shares
                                   outstanding

     3.   The date when the  certificate of  incorporation  of each  constituent domestic  corporation  was filed by the  Department of State of the State of New
York is as follows:

                 Name of Corporation                Date of Incorporation
                 -------------------                ---------------------

                Marco Hi-Tech JV Ltd.                 December 11, 1996

     4.   Marco  Acquisition I, Inc., a Delaware  Corporation,  was incorporated under the laws of the state of Delaware on January 19, 2006.  Marco  Acquisition
I, Inc. has not filed an application for authority in New York.

     5.   The  merger  was  adopted  by  each  constituent  corporation  in  the following manner:

          (a)  As to Marco Hi-Tech JV Ltd. (NY),  pursuant to Section 615 of the new  York  Business  Corporation  Law and  Article  Nine of the  Certificate  of
Incorporation  of Marco  Hi-Tech JV Ltd., by the written  consent  signed by the holders of  outstanding  shares having not less than the minimum number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted;

          (b)  Marco  Acquisition  I, Inc. (DE) has complied with the applicable provisions of the laws of the State of Delaware in which it is incorporated  and this  merger is  permitted  by such  laws.  The  manner in which the  merger was authorized  with  respect to said  corporation  was by the written  consent of a majority of the holders of outstanding shares entitled to vote thereon.

     IN WITNESS  WHEREOF,  we have  signed this  certificate  on the 24th day of
January,  2006,  and we affirm the  statements  contained  therein as true under penalties of perjury.

                                                  MARCO ACQUISITION I, INC.

                                                  By: /s/ Keith Andrews
                                                      --------------------------
                                                  Name: Keith Andrews
                                                  Title: President and Secretary

                                                  MARCO HI-TECH JV LTD.

                                                  By: /s/ Reuben Seltzer
                                                      --------------------------
                                                  Name: Reuben Seltzer
                                                  Title: President

                                                  By: /s/ Alan Kestenbaum
                                                      --------------------------
                                                  Name: Alan Kestenbaum
                                                  Title: Secretary